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                                    IFR SYSTEMS, INC.
               EXHIBIT (11.0) - STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE


                                                      THREE MONTHS ENDED
                                                         SEPTEMBER 30,
                                                      1996          1995
                                                    ------         ------
                                          (000'S OMITTED, EXCEPT PER SHARE DATA)

PRIMARY:
Average shares outstanding                           5,459          5,490
Net effect of dilutive stock
    options-based on the treasury
    stock method using average
    market  price                                      174            153
                                                    ------         ------
Totals                                               5,633          5,643
                                                    ------         ------
                                                    ------         ------
Net Income                                          $1,210         $  408
                                                    ------         ------
                                                    ------         ------
Per Share Amount                                    $ 0.21         $ 0.07
                                                    ------         ------
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FULLY DILUTED:
Average shares outstanding                           5,459          5,490
Net effect of dilutive stock
    options-based on the treasury
    stock method using the period-
    end market price, if greater
    than average market price                          227            153
Assumed conversion of 10%
    convertible notes                                    4             16
                                                    ------         ------
Totals                                               5,690          5,659
                                                    ------         ------
                                                    ------         ------
Net Income                                          $1,210         $  408
Add 10% convertible note interest,
    net of federal income tax effect                     1              2
                                                    ------         ------
Totals                                              $1,211         $  410
                                                    ------         ------
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Per Share Amount                                    $ 0.21         $ 0.07
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